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                                                                    EXHIBIT 23.2


                       FORREST A. GARB & ASSOCIATES, INC.

                      INTERNATIONAL PETROLEUM CONSULTANTS
                   5310 HARVEST HILL ROAD, SUITE 160 - LB 152
                            DALLAS, TEXAS 75230-5805
                         972.788.1110 Fax 972.991.3160
                          E-Mail: forgarb@forgarb.com


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


We hereby consent to the inclusion of our letter to DDD Energy, Inc. regarding our estimates of proved reserves, future production, and income attributable to certain leasehold interests of DDD Energy, Inc. as of October 1, 1999, in the Registration Statement on Form S-1 (the "Registration Statement") of Vision Energy, Inc. and to all references to Forrest A. Garb & Associates, Inc. and/or the reports prepared by Forest A. Garb & Associates, Inc. regarding our estimates of proved reserves, future production, and income attributable to certain leasehold interests of DDD Energy, Inc. in this Registration Statement and to the reference to our firm as experts in this Registration Statement.


                                          /s/ FORREST A. GARB & ASSOCIATES, INC.
                                          --------------------------------------
                                          Forrest A. Garb & Associates, Inc.

January 14, 2000